                                                                   Exhibit 10.16


                       RESEARCH COLLABORATION AGREEMENT

     This RESEARCH COLLABORATION AGREEMENT (the "Agreement"), effective as of October 18, 1996 (the "Effective Date"), is made by and between 3-Dimensional Pharmaceuticals, Inc. ("3DP"), a Delaware corporation, having a principal place of business at 665 Stockton Drive, Suite 104, Exton, Pennsylvania 19341, and BIOCRYST Pharmaceuticals, Inc. ("BIOCRYST"), a Delaware corporation, having a principal place of business at 2190 Parkway Lake Drive, Birmingham, Alabama 35244.

                                  BACKGROUND

     WHEREAS, 3DP has rights to certain compound libraries and to certain synthesis and screening technologies (including the DirectedDiversity technology and the ThermoFluor technology) which, when applied, may reduce the time and expense of identifying and developing potentially useful compounds for use in the prevention, treatment, diagnosis and monitoring of diseases, states and conditions in humans;

     WHEREAS, BIOCRYST has identified certain compounds that are [**]

     WHEREAS, subject to the terms and conditions of this Agreement, 3DP and BIOCRYST desire to have access to each other's technologies, discoveries and inventions and conduct a joint research program to attempt to identify and optimize compounds that act as [**]

     NOW, THEREFORE, for and in consideration of the foregoing premises, and the covenants, conditions, and undertakings set forth herein, the receipt and sufficiency of which the parties hereby acknowledge, it is agreed by and between the parties as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     For purposes of this Agreement the following terms shall have the following meanings:

     1.1       "3DP Compound" shall mean a compound contained in a 3DP Library
                ------------
and/or any other compound synthesized by 3DP independently of the Research Program for activity outside the Field excluding BIOCRYST Compounds and any compound contained in a Focused Library.

     1.2       "3DP Library" shall mean any chemical compound library developed
                -----------
by or on behalf of 3DP independently of the Research Program for activity outside the Field using the 3DP Technology and excluding Focused Libraries.

     1.3       "3DP Technology" shall mean the patented and proprietary
                --------------
technology developed, licensed or acquired by 3DP prior to the Effective Date or developed, licensed or acquired by 3DP after the Effective Date either independently of the Research Program or by 3DP alone without any assistance or contribution from BIOCRYST as part of the Research Program, which is useful for the creation of custom combinatorial chemical libraries as well as


**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

the chemical synthesis of compounds contained in such libraries, including without limitation the screening technologies known as DirectedDiversity and ThermoFluor.

     1.4       "Affiliate" shall mean any corporation, firm, partnership or
                ---------
other entity which during the term of this Agreement controls, is directly or indirectly owned by or controlled by or is under common control with 3DP or BIOCRYST, respectively, but only for so long as such entity controls, is directly or indirectly owned by or controlled by, or is under common control with 3DP or BIOCRYST. For this purpose, control means the possession of the power to direct or cause the direction of the management and the policies of an entity whether through ownership, either directly or indirectly, of over fifty percent (50%) of the stock entitled to vote, or in the case of a non-corporate entity, the right to receive over fifty percent (50%) of either the profits or the assets upon dissolution or if not meeting the preceding requirements, any company owned or controlled by or owning or controlling 3DP or BIOCRYST at the maximum control or ownership right permitted in the country where such company exists.

     1.5       "BIOCRYST Compounds" shall mean (i) the compounds and classes of
                ------------------
compounds specified on Exhibit A attached hereto, which have been identified by
                       ---------
BIOCRYST prior to the Effective Date as having activity (or potential activity) [**] (ii) any derivatives of the compounds specified in Exhibit A that are
                                                         ---------
"obvious" to scientists skilled in the art of compound structure or drug design. For purposes of this definition, "obvious" shall have the meaning ascribed to such term by the Federal Patent Laws of the United States of America.

     1.6       "BIOCRYST Compound Derivative" shall mean a compound that (i)
                ----------------------------
has been synthesized in the course of the Research Program and demonstrates activity within the Field, (ii) is not a BIOCRYST Compound but (iii) is a non-obvious derivative of a BIOCRYST Compound. For purposes of this definition, "obvious" shall have the meaning ascribed to such term by the Federal Patent Laws of the United States of America.

     1.7       "BIOCRYST Technology" shall mean BIOCRYST's structure based drug
                -------------------
design technologies developed, licensed or acquired by BIOCRYST prior to the Effective Date or developed, licensed or acquired by BIOCRYST after the Effective Date either independently of the Research Program or by BIOCRYST alone without any assistance or contribution from 3DP as part of the Research Program.

     1.8       [**]

     1.9       "Confidential Information" means all non-public, proprietary or
                ------------------------
otherwise confidential information, now owned, licensed or controlled or hereafter acquired, developed, owned, licensed or controlled by a disclosing party or any of its Affiliates during the Term of this Agreement. Confidential Information shall include, but not be limited to: (i) BIOCRYST Compounds and BIOCRYST Technology; (ii) the 3DP Libraries, the 3DP Compounds and the 3DP Technology; (iii) Focused Libraries and Research Results; (iv) Lead Compounds, BIOCRYST Compound Derivatives, Optimized Lead Compounds, and Development Candidates; and (v) Products prior to their first commercial sale.



**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     1.10      "Consultant" shall mean any Third Party that has been retained by
                ----------
either party to assist such party in performing any of its research obligations under this Agreement, and, in the case of BIOCRYST, includes, without limitation, the University of Alabama at Birmingham.

     1.11      "Development Candidate" shall mean a Lead Compound, BIOCRYST
                ---------------------
Compound Derivative or an Optimized Lead Compound identified in the course of the Research Program that meets the criteria for full preclinical development of such compound into a drug for human use (i) as set forth in the Research Plan or
(ii) as otherwise agreed by the parties.

     1.12      "Field" shall mean inhibitors of [**], and all uses and
                -----
applications thereof; provided, however, that the Field may be broadened to
                      --------  -------
include [**] by mutual agreement of both parties in writing.

     1.13      "Focused Assay" shall mean a test or trial developed specifically
                -------------
for screening against Focused Libraries in the course of the Research Program, to identify Lead Compounds, BIOCRYST Compound Derivatives or Optimized Lead Compounds that have activity in the Field, including, without limitation, ThermoFluor technology.

     1.14      "Focused Library" shall mean any chemical compound library that
                ---------------
has been synthesized by or on behalf of 3DP specifically for use by or on behalf of 3DP or BIOCRYST in the course of the Research Program.

     1.15      "Interest" shall mean a party's right, title and interest in any
                --------
Jointly Owned Right.

     1.16      "Invention" shall mean any invention or discovery, whether or not
                ---------
patented or patentable, including, but not limited to, discoveries, compositions, know-how, procedures, technical information, and any process, method, device, formula, protocol, technique, design, drawing, methodology, and biological or chemical material.

     1.17      "Jointly Owned Rights" shall have the meaning ascribed to such
                --------------------
term in Section 5.2 hereto.

     1.18      "Lead Compound" shall mean a chemically defined compound that
                -------------
has been synthesized in the course of the Research Program, has activity in the Field and which meets the criteria set forth in the Research Plan to be fit for optimization, but excluding BIOCRYST Compounds and BIOCRYST Compound Derivatives.

     1.19      "License Income" shall mean the gross amount actually received by
                --------------
either party or its Affiliates for or on account of authorized licenses of rights to any Development Candidate or any Product containing such Development Candidate, including upfront license fees, milestone payments and royalties (the amount of the gross royalties being determined by the terms of the agreement with the authorized licensee, which may take into account factors such as combination sales) without deduction of any kind, but excluding the following:



**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

               (a) Payments received by either party or its Affiliate solely for performance of research and development, including but not limited to milestone payments for achievement of objectives in research and development, only to the extent that such payments cover the actual cost of the research and development work.

               (b) Investments made by a licensee in either party or its Affiliates to the extent that such investments are made at current market value, including but not limited to, any payments or other consideration representing the current market value of shares in such party or its Affiliates.

               (c) Payments made to either party or its Affiliate solely to the extent that they cover the actual costs of conducting clinical testing and other activities in connection with obtaining regulatory approval for a Product.

               (d)  Reimbursed expenses of either party or its Affiliates.

          For purposes of Subparagraph (b) above, the "current market value" of the investment shall be determined as follows: (i) it shall be determined as at the earlier of (a) the date when the investment is made or (b) the day prior to the date when the investment is first publicly disclosed on the Dow Jones News
                                                                --------------
Wire (the "Determination Date"); (ii) if there is no public market for the
----
party's securities that are being purchased by the licensee, then the current market value shall be determined by that party's Board of Directors in good faith, and if the other party disputes such determination, the current market value shall be determined by an independent investment banker whose fees shall be shared by the parties; (iii) if there is a public market for such party's securities that are being purchased by the licensee, then the current market value shall be determined using the average of the closing price quoted on any exchange on which the securities are listed as published in The Wall Street
                                                            ---------------
Journal for the ten (10) trading days prior to the Determination Date.
-------
Notwithstanding the foregoing, in the event the licensee is purchasing a party's securities in connection with such party's initial public offering of such securities, the current market value shall be determined using the offering price of such securities to the public in such party's initial public offering.
                                                                              -

     1.20 "Net Sales" shall mean the gross invoice price of a Product sold by
           ---------
3DP, BIOCRYST or their Affiliates ("Selling Party") to Third Parties, less, to the extent included in such invoice price, the total of: (i) ordinary and customary trade discounts actually allowed; (ii) credits, rebates and returns;
(iii) freight, postage, and duties paid for and separately identified on the invoice or other documentation maintained in the ordinary course of business; and (iv) excise taxes, sales taxes, value added taxes, and duties actually paid and separately identified on the invoice or other documentation maintained in the ordinary course of business. Net Sales shall also include the amount or fair market value of all other considerations received by the Selling Party from Third Parties in respect of a Product, whether such consideration is in cash, payment in kind, exchange, or another form. Sales between or among 3DP or BIOCRYST and their respective Affiliates or authorized licensees shall be excluded from the computation of Net Sales, except where such Affiliates or authorized licensees are end users of the Product, in which case such sales shall be deemed to have been made for cash at a price equal to the amount that would be charged to a Third Party at such time, in an arms-length transaction for a similar quantity of the Product. A "sale" of a Product is deemed to occur upon the earlier of invoicing, shipment or transfer of title in the Product to a Third Party, unless a party's Affiliate or licensee is an end user of the Product, in which case the sale shall occur upon the transfer of the Product to the Affiliate or licensee that is the end user. In the event that a Product is sold or distributed for use in combination with or as a component of other products, the calculation of "Net Sales" from such combination product shall be determined (i) by agreement of the parties acting reasonably in good faith or
(ii) if agreement cannot be reached within six (6) months after commencement of negotiations, by arbitration in accordance with Article 10 hereof, in either case considering the relative importance and proprietary protection of the various products and components involved.

     1.21      "Optimized Lead Compound" shall mean a Lead Compound or a
                -----------------------
BIOCRYST Compound Derivative which, through a process of optimization, demonstrates a specified level of activity in the Field (i) as set forth in the Research Plan or (ii) as otherwise agreed by the parties.

     1.22      "Patent Rights" shall mean patent applications and issued
                -------------
patents, in the United States or any other country or jurisdiction, as well as any divisions, continuations, continuations-in-part, reissues, reexaminations, patents of addition, extensions or other governmental actions which extend any of the subject matter of such patent application or patent, and any substitutions, confirmations, registrations, or revalidation of any of the foregoing.

     1.23      "Product" shall mean any product containing a Development
                -------
Candidate.

     1.24      "Proprietary Rights" shall mean Patent Rights, copyrights, trade
                ------------------
secret rights, trademarks and similar rights.

     1.25      "Research Committee" or "RC" shall mean the research organization
                ------------------      --
comprising representatives of 3DP and BIOCRYST as described in Article 3 hereof.

     1.26      "Research Plan" shall mean the written overall plan prepared by
                -------------
the RC for the Research Program the parties will conduct in the Field during the Term.

     1.27      "Research Program" shall mean the program of collaborative
                ----------------
research in the Field to be carried out by the parties in accordance with the Research Plan and the terms and conditions of this Agreement.

     1.28      "Research Program Invention" shall mean an Invention first
                --------------------------
conceived, identified, isolated, created or first reduced to practice by the parties, either independently or jointly, in the course of the Research Program excluding any improvement to 3DP's DirectedDiversity, BIOCRYST Technology and either party's assay technologies.

     1.29      "Research Results" shall mean all data and information arising
                ----------------
from either party's performance of its obligations under the Research Plan in the course of the Research Program.

     1.30      "Term" shall mean the period commencing on the Effective Date and
                ----
terminating in accordance with Article II hereof.

     1.31      "Third Party" shall mean any person, business or entity other
                -----------
than 3DP, BIOCRYST, and their respective Affiliates.

     1.32      "Third Party Obligation" shall mean any contractual or other
                ----------------------
obligation of a party or any of its Affiliates to a Third Party, including, without limitation, an obligation to make payments to a Third Party for a license to technology or in respect of a Third Party's Proprietary Rights.

     1.33      "Unresolved Dispute" shall mean a dispute or disagreement that
                ------------------
has arisen between the parties in connection with the validity, construction, meaning, enforceability, or performance of this Agreement or in connection with any aspect of the arrangements under this Agreement, that has been submitted for resolution to the RC, and to the senior officers of each party in accordance with Section 3.4 hereof, and remains unresolved after taking such steps.

                                   ARTICLE 2
                        COLLABORATIVE RESEARCH PROGRAM

     2.1       Preparation of Research Plan.  Promptly after execution of this
               -----------------------------
Agreement, the parties' representatives on the RC shall commence preparation of a detailed research plan which shall set forth the parties' respective obligations and responsibilities in connection with the Research Program. Once the RC has prepared the proposed research plan, it shall submit the proposed research plan to the appropriate members of management of both parties for their review. Once the parties mutually agree that the proposed research plan is in an acceptable form, the proposed research plan shall become the Research Plan for purposes of this Agreement once it has been executed and delivered by a duly authorized representative of each party.

     2.2       Research Program Activities.  Once the Research Plan has been
               ----------------------------
completed and executed and delivered, subject to the terms and conditions set forth herein, the parties shall carry out the Research Program in accordance with the Research Plan with the goal of identifying Lead Compounds and Optimized Lead Compounds. The RC shall review the Research Plan on an ongoing basis and may revise the Research Plan periodically or as necessary by agreement of the RC in accordance with Article 3 hereto.

               2.2.1     BIOCRYST's Responsibilities.  BIOCRYST shall have the
                         ---------------------------
following responsibilities, which shall be carried out in accordance with the Research Plan in the Field:

                         (a) providing results of its research, structural knowledge of compounds and information regarding Research Program Inventions, all within the Field;

                         (b) through its participation in the RC, designing Lead Compounds based in part on the structural knowledge, discoveries, Research Program Inventions, research results and expertise described in Section 2.2.1(a) above;

                         (c) conducting optimization of Lead Compounds or BIOCRYST Compound Derivatives either independently or jointly with 3DP;

                         (d)  conducting preliminary preclinical
               pharmacological analyses of Lead Compounds and Optimized Lead Compounds to evaluate potency, efficacy and selectivity;

                         (e) presenting Lead Compounds, Optimized Lead Compounds and the Research Results in relation thereto to the RC;

                         (f)  providing adequate reagents for screening;

                         (g) screening assays as appropriate to validate and confirm Focused Assay results; and

                         (h) performing such other responsibilities set forth in this Agreement or that the parties may mutually agree upon in writing.

               2.2.2     3DP's Responsibilities. 3DP shall have the following
                         -----------------------
responsibilities, which shall be carried out in accordance with the Research Plan in the Field:

                         (a)  preparing Focused Libraries;

                         (b)  preparing Focused Assays;

                         (c) screening the Focused Libraries using the Focused Assays of its DirectedDiversity technology and ThermoFluor technology, conducting chemical synthesis of the compounds in the Focused Library which have activity in the Field discovered by such screening, identifying Lead Compounds and providing Research Results in relation thereto to the RC;

                         (d) conducting optimization of Lead Compounds or BIOCRYST Compound Derivatives either independently or jointly with BIOCRYST;

                         (e) presenting Lead Compounds, Optimized Lead Compounds and Research Results in relation thereto to the RC; and

                         (f) performing such other responsibilities set forth in this Agreement or that the parties may mutually agree upon in writing.

               2.2.3     Research Licenses.  Subject to all the terms and
                         ------------------
conditions of this Agreement, and only to the limited extent necessary for the purposes of this Agreement, each party (the "Licensor") hereby grants to the other party (the "Licensee") under its Proprietary Rights, a royalty free, non-transferable, non-sublicensable, license to conduct the Licensee's research responsibilities under the Research Plan for the Term of this Agreement.

               2.2.4     Disclosure of Research Results and Research Program
                         ---------------------------------------------------
Inventions. Each party shall promptly disclose in writing to the chief
----------
scientific officer of the other party and to the RC, all Research Results and Research Program Inventions it develops, conceives or first reduces to practice in the course of the Research Program.

     2.3  Access to Focused Libraries and Screening.  BIOCRYST shall have direct
          ------------------------------------------
access to the Focused Libraries during the Research Program, as is necessary for purposes of the Research Program.

     2.4  BIOCRYST Compounds and BIOCRYST Technology.  3DP acknowledges that (i)
          --------------------------------------------
BIOCRYST has previously expended substantial financial and research resources in relation to its work in the Field and the BIOCRYST Technology that exists as of the Effective Date, (ii) has identified the BIOCRYST Compounds and (iii) has an on-going research, development and commercialization program in relation to the BIOCRYST Compounds in the Field which BIOCRYST shall be conducting independently of the arrangements under this Agreement. Notwithstanding any other provision of this Agreement to the contrary, the parties agree that BIOCRYST shall be free to
(a) conduct its independent research, development and commercialization program in the Field in relation to BIOCRYST Compounds using the BIOCRYST Technology,
(b) research, develop and commercialize BIOCRYST Compounds and any product or service based thereon in the Field, without restriction, reference or payment to 3DP, (c) conduct any independent research, development and commercialization program outside the Field in relation to BIOCRYST Compounds and BIOCRYST Technology and (d) research, develop and commercialize BIOCRYST Compounds, BIOCRYST Technology and any product or service based thereon outside the Field, without restriction, reference or payment to 3DP.

     2.5  3DP Compounds, 3DP Libraries and 3DP Technology.  BIOCRYST
          -------------------------------------------------
acknowledges that 3DP (i) has previously expended substantial financial and research resources in relation to the 3DP Compounds, the 3DP Libraries and the 3DP Technology that exist as of the Effective Date and (ii) has an on-going research, development and commercialization program in relation to the 3DP Compounds, the 3DP Libraries and the 3DP Technology outside the Field which 3DP shall be conducting independently of the arrangements under this Agreement. Notwithstanding any other provision of this Agreement to the contrary, the parties agree that 3DP shall be free to (a) conduct its independent research, development and commercialization program outside the Field in relation to the 3DP Compounds, the 3DP Libraries and the 3DP Technology, (b) research, develop and commercialize such 3DP Compounds, 3DP Libraries, the 3DP Technology and any product or service based thereon outside the Field, without restriction, reference or payment to BIOCRYST and (c) test within the Field any 3DP Compounds which have activity outside the Field solely to establish the potential for side-effects.

     2.6  Records.  3DP, BIOCRYST and their Affiliates shall maintain records of
          --------
their own activities and conduct in the course of the Research Program (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved in the performance of the Research Program (including, but not limited to, all data in the form required under any applicable governmental regulations and as directed by the RC). Each party shall allow the other party, at the other party's sole cost, to have reasonable access to all pertinent materials and data generated by or on behalf of such party in connection with the Research Program.

     2.7  Expenditures.
          -------------

          2.7.1     BIOCRYST Expenditures.  BIOCRYST shall bear all costs and
                    ----------------------
expenses (other than 3DP's costs of participating in the RC and reviewing the Research Results from BIOCRYST's work) related to (i) performance of its obligations under Section 2.2.1 hereof and (ii) performance of all its other obligations under the Research Plan.

          2.7.2     3DP Expenditures.  3DP shall bear all costs and expenses
                    -----------------
(other than BIOCRYST's costs of participating in the RC and reviewing the Research Results from 3DP's work) related to (i) performance of its obligations under Section 2.2.2 hereof and (ii) performance of all its other obligations under the Research Plan.

          2.7.3     Third Party Obligations.  Each party shall be responsible
                    ------------------------
for its own Third Party Obligations in connection with the Research Program, this Agreement and any further development and commercialization of a Development Candidate and any Product containing such Development Candidate. In the event that it is necessary for either party to acquire any new Third Party Obligations (i.e., a Third Party Obligation not existing as of the Effective
             ----
Date) for the conduct of its duties and obligations under the Research Program, the party acquiring such license shall be solely responsible for such Third Party Obligations, unless the parties mutually agree in writing to alternative arrangements.

          2.7.4     After determination of a Development Candidate. After the
                    -----------------------------------------------
date on which the RC determines that an Optimized Lead Compound is a Development Candidate, the parties shall no longer be responsible individually for expenditures in relation to such Development Candidate. All such post-determination expenditures shall be borne in accordance with the arrangements set forth in Sections 2.9 and 2.10 hereof and any other arrangements the parties mutually agree upon in writing.

     2.8  Development Candidates.
          ----------------------

          2.8.1     Determination of Development Candidates. The RC shall have
                    ---------------------------------------
responsibility for determining if an Optimized Lead Compound meets the criteria specified in the Research Plan for a Development Candidate. If the RC determines that an Optimized Lead Compound is a Development Candidate, it shall promptly give written notice of its decision to each of the parties (a "Development Candidate Notice"). The RC shall also prepare a written report of the Research Results in relation to such Development Candidate and deliver a copy of such report to each of the parties as soon as possible after giving each party the Development Candidate Notice.

          2.8.2     Joint Notice.  Provided that a Development Candidate Notice
                    -------------
and Research Results report have been delivered to each party in accordance with
Section 2.8.1 hereof, if within sixty (60) days of the date of the determination of a Development Candidate by the RC each party gives written notice to the other that it desires to fund development and commercialization of the Development Candidate, the parties shall promptly after receipt of the later of the two notices enter into good faith negotiations in accordance with Section 2.9 hereof.

          2.8.3     Single Notice.  Provided that a Development Candidate
                    --------------
Notice and Research Results report have been delivered to each party in accordance with Section 2.8.1 hereof, if within sixty (60) days of the date of the determination of a Development Candidate by the RC, only one party (the "Electing Party") gives written notice to the other that it desires to fund development and commercialization of the Development Candidate, the Electing Party shall have exclusive rights to develop and commercialize the Development Candidate at its sole expense in accordance with Section 2.10 hereof.

     2.9  Joint Development and Commercialization.  In the event that both
          ----------------------------------------
parties elect to develop and commercialize a Development Candidate in accordance with Section 2.8.2 hereof, the parties shall promptly, after such election, begin good faith negotiations as to the arrangements and terms and conditions for further development and commercialization of such Development Candidate, including without limitation, the following:

          2.9.1     Funding Commitments.  The parties shall determine the
                    --------------------
funding commitments and arrangements for the development and commercialization of each Development Candidate. Such funding commitments and arrangements shall include, without limitation, the cost of providing research scientists, administration and management staff, research facilities, animal studies, clinical trials, and manufacturing. The parties shall also determine a written budget for the short term funding commitments. If the parties agree to share equally the funding commitments for the development and commercialization of the Development Candidate, the parties shall also share equally in any income from the commercialization of any resulting products or services. If the parties agree to unequal funding commitments for the development and commercialization of such Development Candidate, any income from resulting products or services shall be shared in proportion to the funding commitments made by the parties. The funding commitments and arrangements, reallocation of interests in a Development Candidate in the event of failure to meet funding commitments and the arrangements for sharing of income from the commercialization of any Product containing the Development Candidate shall be dealt with in a written agreement between the parties (a "Development and Commercialization Agreement").

          2.9.2     Development.  The Development and Commercialization
                    ------------
Agreement shall also identify the party or parties and/or any Third Parties that shall be responsible for carrying out the development and commercialization of the Development Candidate into a Product.

          2.9.3     Licenses.  The Development and Commercialization Agreement
                    ---------
shall also specify the terms of the grant of any necessary licenses or assignments of rights to the Development Candidate, Research Results, and Proprietary Rights in relation thereto.

          2.9.4     Third parties.  BIOCRYST and 3DP may also consider
                    --------------
reasonable proposals for development and commercialization of the Development Candidate by one or more Third Parties, with or without any participation by BIOCRYST and/or 3DP.

     2.10 Independent Development and Commercialization.  The parties agree that
          ----------------------------------------------
a party shall be an "Independently Developing Party" in respect of a Development Candidate if (i) such party is the Electing Party pursuant to Section 2.8.3 hereof, (ii) the parties agree in writing that such party will be solely responsible for the future funding of the development and commercialization of a Development Candidate, or (iii) the other party has paid less than its agreed share of the funding for the development and commercialization of the Development Candidate for a period in excess of six (6) months. If a party becomes an Independently Developing Party, the other party shall thereafter be referred to as the "Non-Developing Party" in respect of such Development Candidate. Each party agrees that if the other party becomes an Independently Developing Party, it, as the Non-Developing Party with respect to such Development Candidate, shall and hereby does grant the Independently Developing Party, in respect of the subject Development Candidate and limited to the Field, an exclusive, worldwide, fully sublicensable, irrevocable license, under all of its Proprietary Rights relating in any way to the Development Candidate and any Product containing the Development Candidate, to develop, improve, modify, make, have made, use and sell the Development Candidate and any Product containing the Development Candidate, subject to the terms and conditions of this Agreement. The Independently Developing Party shall indemnify, defend and hold harmless the Non-Developing Party and its employees and agents (the "Non-Developing Party Indemnitee"), against any and all causes of action, liability, damage, loss or expense (including, but not limited to, reasonable fees and disbursements of counsel incurred by the Non-Developing Party Indemnitee in any action or proceeding between the Independently Developing Party and the Non-Developing Party Indemnitee or between the Non-Developing Indemnitee and any third party or otherwise) arising from (a) any product liability or other lawsuit, claim, demand or other action brought with respect to the subject Development Candidate or any Product based thereon, or (b) the death of or injury to any person or persons, damage to property, or any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the design, testing (including, without limitation, clinical trials), production, manufacture, shipping, handling, use (in commerce or otherwise), sale, lease, consumption, promotion or advertisement of the subject Development Candidate or any Product based thereon. The foregoing indemnity shall be subject to the procedures set forth in Section
9.3 hereof. The parties also agree to negotiate in good faith as to any other terms and conditions as are necessary in relation to the independent development of a Development Candidate by an Independently Developing Party. If the Non-Developing Party has made no or nominal funding payments for the development and commercialization of the subject Development Candidate, the Minimum Royalty as described in Section 2.11 hereto shall be the only payment due to the Non-Developing Party for the subject Development Candidate, the license granted to the Independently Developing Party in respect of the Development Candidate under this Section 2.10, and the Non-Developing Party's contribution to the identification and optimization of the Development Candidate as part of the Research Program. In the event that the Non-Developing Party has made some funding payments in respect of the Development Candidate, the Non-Developing Party shall be entitled to the payments specified by the applicable Development and Commercialization Agreement, which shall not be less than the Minimum Royalty unless the parties otherwise agree in writing.

     2.11 Minimum Royalty for Non-Developing Party.  [**]
          -----------------------------------------

**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   ARTICLE 3
                                  MANAGEMENT

     3.1  Research Committee.  The parties shall establish a Research Committee
          ------------------
("RC") which shall be in existence for the Term of this Agreement, to oversee, review and coordinate the conduct of the Research Program. The responsibilities of the RC shall include without limitation:

          3.1.1 drafting the Research Plan promptly after the execution of this Agreement;

          3.1.2 determining the research and manpower commitments to be made by the parties pursuant to the Research Plan;

          3.1.3 determining criteria for Lead Compounds, Optimized Lead Compounds and Development Candidates;

          3.1.4 reviewing the Research Results, choosing Lead Compounds for optimization and reporting research progress towards the Research Program's objectives to each of the parties;

          3.1.5 ensuring open and frequent exchange between both parties of biological, chemical, screening and other technological advances and Research Program Inventions;

          3.1.6 reviewing the Research Program's objectives, and proposing appropriate changes to the Research Plan as necessary;

          3.1.7 reviewing all patent applications for Research Program Inventions and coordinating all other patent related activities resulting from the Research Program in accordance with the terms of this Agreement; and

          3.1.8 taking such other actions as the parties may mutually agree, from time to time, during the Term of this Agreement.

     3.2  Membership of Research Committee.  The RC shall be comprised of three
          --------------------------------
representatives from each of 3DP and BIOCRYST. Each party's representatives shall be selected solely by that party, but must be appropriately technically qualified. The initial representatives of each party on the RC are listed on Exhibit C attached hereto. 3DP and BIOCRYST may replace their respective RC
---------
representatives at any time, upon written notice to the other party. The RC shall be chaired as agreed by the members of the RC. From time to time, the RC may establish subcommittees to oversee particular projects or activities, and such subcommittees will be constituted as the RC agrees.

     3.3  RC Meetings.  During the Term of this Agreement, the RC shall meet at
          -----------
least four (4) times per year either in person or by telephone or video conference, at regular intervals, or more often as agreed by the parties, at alternate or such other mutually agreed locations and times as the parties agree. With the consent of the parties, other representatives of 3DP or

BIOCRYST or their Affiliates may attend RC meetings as non-voting observers. Each party shall be responsible for all of its own expenses in connection with the RC, including without limitation, compensation, if any, for its representatives to the RC.

     3.4  Decision Making.  Each party shall be entitled to one vote
          ---------------
irrespective of the actual number of each such party's representatives on the RC present at the relevant RC meeting, provided, however, that at least one (1)
                                    --------  -------
representative of each party is present at such meeting. In the event that a decision is not achieved within the RC, the dispute will be referred to 3DP's Chief Scientific Officer (or designee of similar rank) and BIOCRYST's Chief Scientific Officer (or designee of similar rank), who shall promptly meet and endeavor to resolve the dispute in a timely manner. In the event such individuals are unable to resolve such dispute, the matter shall be referred to the respective Chief Executive Officers ("CEOs") of 3DP and BIOCRYST, who shall promptly meet and endeavor to resolve the dispute. In the event that the respective CEOs of 3DP and BIOCRYST are unable to resolve such dispute, the dispute shall be deemed an "Unresolved Dispute" and shall be submitted to binding arbitration decision in accordance with Article 10 hereof.

     3.5  Reports.  Within twenty (20) days following each RC meeting during the
          -------
Term of this Agreement, the RC shall prepare and provide to each party a reasonably detailed written summary report which shall (i) summarize all matters discussed by the RC, (ii) state any determinations of the RC regarding any matters discussed by the RC described in clause (i) above including, but not limited to, any determinations regarding any Lead Compounds, Optimized Lead Compounds, Development Candidates, Research Results, and Patent Rights and (iii) summarize the reasons for each determination described in clause (ii) above.

                                   ARTICLE 4

                                  EXCLUSIVITY

     4.1  3DP's Exclusivity Commitment.  3DP agrees that during the Term of this
          -----------------------------
Agreement, it shall conduct research within the Field only with BIOCRYST and as part of the Research Program. 3DP further agrees that, during the Term of this Agreement, other than in the course of the Research Program, it shall not (i) knowingly design, develop, use, make or synthesize compounds or chemical compound libraries for itself, any Affiliate or any Third Party specifically for screening within the Field or (ii) perform screening or DirectedDiversity? or ThermoFluor? for itself, any Affiliate or any Third Party within the Field. Notwithstanding any of the foregoing, testing solely to establish the potential for side effects of 3DP Compounds that have activity outside the Field will not be deemed to constitute screening within the Field.

     4.2  BIOCRYST's Exclusivity Commitment.  Except in relation to BIOCRYST
          ----------------------------------
Compounds, BIOCRYST agrees that during the Term of this Agreement it shall conduct research within the Field only with 3DP and as part of the Research Program.

     4.3  Use of Consultants.  Nothing in this Agreement shall be construed as
          -------------------
restricting either party's right to conduct research within the Field with any Consultant in furtherance of the Research Program; provided, however, that such
                                                   --------  -------
party shall require each Consultant to sign (i) a non-disclosure agreement the provisions of which shall be substantially similar to those of Article 7 of this Agreement and (ii) an agreement which provides for the assignment of all

Proprietary Rights to the Consultants' work product and Inventions made for the hiring party, to the hiring party (who is in turn subject to the ownership provisions contained herein). Unless 3DP and BIOCRYST otherwise agree in writing, Consultants shall not participate in the commercialization of any Development Candidate or Product.

                                   ARTICLE 5

                                   OWNERSHIP

     5.1  Retained Rights.  The parties agree that they shall each separately
          ----------------
retain all their respective rights, title and interest in relation to any Invention, technology, know-how, compound, product, process, information or Proprietary Right which they either (i) held prior to the Effective Date or (ii) they conceive, identify, isolate' create, first reduce to practice, license or acquire entirely independently of the Research Program (which shall be subject to reasonable documented verification). Nothing contained herein shall be deemed to create a license or right under any of the foregoing for purposes outside the scope of the Research Program, including without limitation, the development and commercialization of Development Candidates. The parties specifically agree that, subject to the licenses granted herein, (i) BIOCRYST shall retain all right, title and interest (including, but not limited to, any Proprietary Rights) that BIOCRYST holds in relation to BIOCRYST Compounds and BIOCRYST Technology and (ii) 3DP shall retain all right, title and interest (including, but not limited to, any Proprietary Rights) that 3DP holds in relation to the 3DP Compounds, 3DP Libraries and 3DP Technology. The Focused Libraries will not include any 3DP Compounds. In the event that 3DP desires to include a 3DP Compound in a Focused Library, 3DP shall give prior written notice to BIOCRYST of its intention and the parties shall negotiate in good faith as to the terms and conditions for use of such 3DP Compound in the course of the Research Program. In the event no such prior notice is given, any compound contained within a Focused Library may not thereafter qualify as a 3DP Compound for purposes of this Agreement. Notwithstanding the foregoing, 3DP shall retain full right, title and interest in any 3DP Compounds that have activity outside the Field which have been tested within the Field solely to establish the potential of side-effects.

     5.2  Ownership of Result from the Research Program.  3DP and BIOCRYST shall
          ----------------------------------------------
jointly own in equal shares all right, title and interest to any Lead Compounds, Optimized Lead Compounds, BIOCRYST Compound Derivatives, Research Results, Research Program Inventions or any other results from the Research Program (including, but not limited to, the utility of the foregoing both within and outside the Field) that may be conceived, identified, isolated, created or first reduced to practice by the parties, either independently (subject to Sections
1.3 and 1.7 hereof) or jointly, during the Term of this Agreement or within twelve (12) months of the effective date of termination or expiration of this Agreement; provided, however, that the foregoing shall not apply to any compounds that might have utility outside the Field and that have not been synthesized during the course of the Research Program ("Jointly Owned Rights").

     5.3  Ownership of Proprietary Rights resulting from the Research Program.
          --------------------------------------------------------------------
3DP and BIOCRYST shall also jointly own in equal shares all right, title and interest to any and all Proprietary Rights that arise in relation to any Jointly Owned Rights. Each party hereby represents that all employees and other persons acting on its behalf in performing its obligations under this Agreement shall be obligated under a binding written agreement to assign to such party, or as such party shall direct, all Lead Compounds, Optimized Lead Compounds, BIOCRYST Compound Derivatives, Research Program Inventions and Research Results made or developed by such employees or other persons.

     5.4  Assignment.  The parties hereby make any assignments necessary to
          ----------
accomplish the joint ownership provisions set forth in Sections 5.2 and 5.3 hereof. A party being assigned any Proprietary Right or any interest therein under this Agreement will have the right, at such party's expense, to require that the assigning party assist such party in every proper way (including, without limitation, becoming a nominal party) to evidence, record and perfect the assignment and to apply for and obtain recordation of and from time to time enforce, maintain, and defend such Proprietary Right.

     5.5  Buyout.  Either party may initiate, at any time during the Term or at
          -------
any stage during the development and commercialization of any Development Candidates, discussions to buy out the other party's Interest, or to sell its own Interest, to the other, or to sell both parties' Interests to a Third Party. In the event either party initiates such discussions, both parties will negotiate such a buyout or sale, as the case may be, in good faith; provided, however, that neither party will be obligated to sell or buy any such Interest.

     5.6  Commercialization of Jointly Owned Rights.  Except as set forth in
          -------------------------------------------
Section 2.9 hereof and for the purposes of the Research Plan, neither 3DP nor BIOCRYST shall have the right to use or commercialize any Jointly Owned Right or any Proprietary Rights in relation thereto, either inside the Field or outside the Field, during the Term of this Agreement or at any time thereafter, without the prior written consent or agreement of the other party.

                                   ARTICLE 6

                      PATENT PROSECUTION AND ENFORCEMENT

     6.1  Prosecution.  The RC shall determine, from time to time, the party or
          ------------
parties that (i) shall be responsible for preparing, filing, prosecuting and maintaining in such countries the RC deems appropriate, patent applications and patents relating to Research Program Inventions, (ii) shall be responsible for conducting any interferences, reexaminations, reissues and oppositions relating to such Research Program Inventions. The parties shall bear in equal shares the costs arising under this Section 6. 1.

     6.2  Cooperation.  Each of BIOCRYST and 3DP shall keep the other fully
          -----------
informed as to the status of patent matters described in this Article 6, including without limitation, by providing the other the opportunity to fully review and comment on any substantive documents (i.e., documents affecting the
                                                 ----
scope of the Research Program Invention) which will be filed in any patent office as far in advance of filing dates as practicable, and providing the other with copies of any substantive documents that such party receives from such patent offices promptly after receipt, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions. Upon request by BIOCRYST and 3DP, the other party shall provide copies of any patent documents in addition to those described in the preceding sentence. BIOCRYST and 3DP shall each reasonably cooperate with and assist the other in connection with such activities, at the other party's request. Patent counsel designated by the RC will meet at least on a semi-annual basis, unless otherwise agreed in writing, during (i) the Term and (ii) the pendency of any patent applications claiming Research Program Inventions, to coordinate, discuss, review and implement patent filing and prosecution strategy.

     6.3  Failure to Prosecute or Pay.  In the event that a party declines to
          ----------------------------
file or, having filed, fails to further prosecute or maintain any jointly owned Patent Right, or conduct any interferences, re-examinations, reissues, or oppositions relating thereto, or pay its share of any of the expenses in relation to any of the foregoing, then the other party shall have the right to prepare, file, prosecute and maintain such Patent Right, and conduct any interferences, re-examinations, reissues or oppositions relating thereto at its sole expense. In such event, the funding party shall thereafter be the sole owner of the subject Patent Right and the non-funding party shall make any assignment necessary to achieve such ownership position, in accordance with the provisions of the second sentence of Section 5.4 hereof.

     6.4  Enforcement.  The RC shall determine, from time to time, the party or
          -------------
parties (i) responsible for the enforcement of Patent Rights arising under this Agreement, and (ii) that shall bear the costs arising under this Section 6.4.

     6.5  Infringement Claims.  If the manufacture, sale or use of any Jointly
          --------------------
Owned Rights or any of the parties' respective technologies results in any claim, suit or proceeding alleging patent infringement against 3DP or BIOCRYST (or their respective Affiliates), such party shall promptly notify the other party hereto in writing setting forth the facts of such claim in reasonable detail. The party subject to such claim shall have the exclusive right and obligation to defend and control the defense of any such claim, suit or proceeding, at its own expense, using counsel of its own choice; provided,
                                                                ---------
however, such party shall not enter into any settlement which makes any
-------
admission or concession in relation to any Jointly Owned Rights or any of the parties' respective technologies without the prior written consent of the other party. The party subject to the claim shall keep the other party hereto reasonably informed of all material developments in connection with any such claim, suit or proceeding, and such other party shall cooperate with the party subject to the claim in connection with such claim. If both parties are subject to such claim, they shall each cooperate with the other in connection with defending such claim.

                                   ARTICLE 7

                                CONFIDENTIALITY

     7.1  Confidential Information.  Except as otherwise expressly provided
          ------------------------
herein, the parties agree that a party receiving Confidential Information ("the Receiving Party") from the other party (the "Disclosing Party") shall not, except as expressly provided in this Article 7, disclose to any Third Party or use for any purpose any Confidential Information furnished to it by the Disclosing Party hereto pursuant to this Agreement, except to the extent that it can be established by the Receiving Party by written records that such information:

               (a) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure;

               (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

               (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement;

               (d) was lawfully disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others;

               (e) was independently developed by employees of the Receiving Party having no knowledge of such Confidential Information; or

               (f) is required to be disclosed pursuant to applicable law, governmental rule or regulation or rule or regulation of any securities exchange, provided the Receiving Party uses reasonable efforts to limit disclosure and to obtain confidential treatment or a protective order and has allowed the Disclosing Party to participate in the proceedings

   7.2    Permitted Use and Disclosures.  Each party hereto may use or disclose
          ------------------------------
Confidential Information disclosed to it by the other party only to the extent such use or disclosure is reasonably necessary and permitted in the exercise of such rights granted hereunder and the other agreements contemplated hereby, including without limitation in (i) conducting the Research Program internally (including conducting the Research Program through Consultants), (ii) filing or prosecuting patent applications, or prosecuting or defending litigation, (iii) complying with applicable law, governmental regulation or court order, or (iv) submitting information to tax or other governmental authorities; provided, that if a party is required to make any such disclosure of another party's Confidential Information, such party will give reasonable advance notice to the other party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its reasonable commercial efforts to secure confidential treatment of such information in consultation with the other party prior to its disclosure (whether through protective orders or otherwise) and disclose only the minimum necessary to comply with such requirements.

   7.3    Nondisclosure of Terms.  Each of the parties hereto agrees not to
          -----------------------
disclose the terms of this Agreement to any Third Party (except any Consultants,) without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, except to such party's attorneys, advisors, investors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by applicable law. In addition, BIOCRYST and 3DP may make public statements regarding the progress of the Research Program and other matters regarding the Research Program (i) without the other party's prior consent to the extent required by applicable law, rules or regulations, and (ii) otherwise following consultation and mutual agreement with the other party, the consent of neither party to be unreasonably withheld. In the event that either party is required to file a copy of this Agreement with the Securities and Exchange Commission or equivalent entity, such party shall first provide the other party with an opportunity to review the form of the copy of this Agreement which such party intends to file.

   7.4    Publication.  Any manuscript by 3DP or BIOCRYST or its Affiliates
          ------------
describing the Research Results or any other scientific results of the Research Program to be published during the Term of this Agreement or within twelve (12) months of the effective date of termination or expiration of this Agreement shall be subject to the prior review of the parties at least ninety (90) days prior to submission. Further, to avoid loss of Patent Rights as a result of premature public disclosure of patentable information, the Receiving Party shall notify the Disclosing Party in writing within thirty (30) days after receipt of any disclosure whether the Receiving Party desires that the parties file a patent application on any Research Program Invention disclosed in such Research Results or other scientific results. In the event that the Receiving Party desires that the parties file such a patent application, the Disclosing Party shall withhold publication or disclosure of such Research Results or other scientific results until the earlier of (i) a patent application is filed thereon, or (ii) the parties determine after consultation that no patentable invention exists, or (iii) one (1) year after receipt by the Disclosing Party of the Receiving Party's written notice of the Receiving Party's desire that the parties file such patent application, or such other period as is reasonable for seeking patent protection. Further, if such Research Results or any other scientific results contain information that is subject to use and nondisclosure restrictions under this Article 7, the Disclosing Party agrees to remove such information from the proposed publication or disclosure. Following the filing of any patent application under this Agreement, in the eighteen (18) month period prior to the publication of such a patent application neither party shall make any public disclosure regarding any invention claimed in such patent application without the prior consent of the other party.

   7.5    Survival.  The parties agree that the confidentiality obligations
          --------
under this Article 7 shall survive any termination or expiration of this Agreement and shall remain in effect indefinitely.

                                   ARTICLE 8

                        REPRESENTATIONS AND WARRANTIES

   8.1    General.  Each party represents and warrants to the other party that
          -------
as of the Effective Date: (i) it has the legal right and authority to extend the rights granted in this Agreement; (ii) it has the legal right and authority to enter into this Agreement and to perform all of its obligations hereunder; (iii) all consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such party in connection with this Agreement and its responsibilities and activities hereunder have been obtained;
(iv) its execution, delivery and performance of this Agreement does not and will not conflict with, or constitute a breach or default under, or require the consent of any Third Party under, its charter documents or any material license, loan or other agreement, contract, commitment or instrument to which it is a party or any of its assets are bound or violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body; (v) when executed by both parties, this Agreement will constitute the valid and legally binding obligation of such party and shall be enforceable against such party in accordance with its terms; (vi) it has not previously granted, and during the Term of this

Agreement will not make any Commitment of, or grant, any rights which in any way conflict with the rights granted herein; and (vii) there are no existing or threatened actions, suits or claims pending or, to the best of its knowledge threatened against it that may affect the performance of its obligations under the Agreement.

   8.2    Third Party Obligations.  Each party represents to the other that the
          ------------------------
Third Party Obligations set forth on Exhibit D is a full and complete list of
                                     ---------
such party's Third Party Obligations that are applicable to the Research Program or development and commercialization of products and processes in the Field, and that such party is not subject to any other Third Party Obligations that are relevant to the Research Program.

   8.3    Disclaimer.
          ----------

          8.3.1 NEITHER BIOCRYST NOR 3DP MAKES ANY REPRESENTATION OR WARRANTY OR GUARANTY THAT THE RESEARCH PROGRAM WILL BE SUCCESSFUL IN WHOLE OR IN PART. THE FAILURE OF THE PARTIES TO SUCCESSFULLY IDENTIFY LEAD COMPOUNDS, OPTIMIZED LEAD COMPOUNDS, BIOCRYST COMPOUND DERIVATIVES, DEVELOPMENT CANDIDATES OR PRODUCTS WILL NOT CONSTITUTE A BREACH OF ANY REPRESENTATION OR WARRANTY OR OTHER OBLIGATION UNDER THIS AGREEMENT.

          8.3.2 NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE, OR WARRANTY GIVEN, BY EITHER PARTY THAT ANY PATENT WILL ISSUE BASED UPON ANY PENDING PATENT APPLICATION, OR THAT ANY SUCH PATENT WHICH ISSUES WILL BE VALID.

          8.3.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO FOCUSED LIBRARIES, 3DP LIBRARIES, BIOCRYST COMPOUNDS, BIOCRYST TECHNOLOGY, 3DP COMPOUNDS, 3DP TECHNOLOGY, BIOCRYST COMPOUND DERIVATIVES, LEAD COMPOUNDS, OPTIMIZED LEAD COMPOUNDS, DEVELOPMENT CANDIDATES, PRODUCTS, RESEARCH RESULTS, OR INFORMATION DISCLOSED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF
MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.

                                   ARTICLE 9

                                INDEMNIFICATION

   9.1    BIOCRYST.  BIOCRYST agrees to indemnify, defend and hold 3DP and its
          --------
Affiliates and their directors, officers, employees and agents (the "3DP Indemnitees") harmless from and against any losses, costs, claims, damages, liabilities or expense (including without limitation, fees and disbursements of counsel incurred by the 3DP Indemnitee in any action or proceeding between BIOCRYST and the 3DP lndemnitee and the 3DP Indemnitee and any third party or otherwise) (collectively, "Liabilities") arising out of or in connection with Third Party claims relating to: (i) BIOCRYST's performance of its responsibilities and activities under this

Agreement, including without limitation, the Research Program; (ii) any breach by BIOCRYST of its representations and warranties made in Article 8 of this Agreement, or (iii) any breach by BIOCRYST in the performance or observation of any covenant, agreement, obligation or provision in this Agreement to be performed or observed by BIOCRYST, except, in each case, to the extent such Liabilities result from the gross negligence or intentional misconduct of 3DP.

   9.2    3DP.  3DP agrees to indemnify, defend and hold BIOCRYST and its
          ---
Affiliates and their directors, officers, employees and agents (the "BIOCRYST Indemnitees") harmless from and against any losses, costs, claims, damages, liabilities or expense (including without limitation, fees and disbursements of counsel incurred by the BIOCRYST Indemnitee in any action or proceeding between 3DP and the BIOCRYST Indemnity and the BIOCRYST Indemnitee and any third party or otherwise) (collectively, "Liabilities") arising out of or in connection with Third Party claims relating to: (i) 3DP's performance of its responsibilities and activities under the Research Program; (ii) any breach by 3DP of its representations and warranties made in Article 8 of this Agreement, or (iii) any breach by 3DP in the performance or observation of any covenant, agreement, obligation or provision in this Agreement to be performed or observed by 3DP, except, in each case, to the extent such Liabilities result from the gross negligence or intentional misconduct of BIOCRYST.

   9.3    Procedure. A party (the "Indemnitee") that intends to claim
          ---------
indemnification under this Agreement shall promptly notify the other party (the "Indemnitor") of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume sole control of the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee shall have the absolute right
            --------  -------
to retain its own counsel, with the fees and expenses to be paid by the Indemnitee. The indemnity obligations under this Agreement shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to Indemnitor's ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnitee under this Agreement, but the omission to deliver such notice to the Indemnitor shall not relieve it of any liability that it may have to the Indemnitee otherwise than under this Agreement. The Indemnitee, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by an indemnification from the Indemnitor. No Indemnitor shall, without the prior written consent of the Indemnitee, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Indemnitee, unless such settlement includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such action, suit or proceeding.

   9.4    Insurance.  3DP and BIOCRYST each shall maintain, through self
          ---------
insurance or otherwise, insurance with respect to its activities contemplated by the Agreement, in such amount and for such term, as 3DP or BIOCRYST, respectively, customarily maintains covering its similar activities.

                                  ARTICLE 10

                                  ARBITRATION

   10.1   General. Any Unresolved Dispute shall be finally settled at the
          --------
election of either party by final and binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. There shall be three (3) arbitrators for each arbitration of an Unresolved Dispute, unless the parties otherwise agree to only one arbitrator. On commencement of an arbitration each party shall promptly select one (1) arbitrator. Each party's selection of an arbitrator shall be in that party's sole discretion, and such arbitrator may be from a list provided by the AAA or may be any other person chosen by such party. A party's choice of arbitrator shall not be subject to challenge by the other party. Within twenty (20) days of the appointment of the second arbitrator, the two arbitrators shall appoint the third arbitrator from a list of arbitrators provided by the AAA, who shall be an attorney or a former judge unless an arbitrator so qualified is unavailable; provided, however, that if the two existing arbitrators are unable to agree upon
--------  -------
the third arbitrator within such period, either party may request the AAA to appoint the third arbitrator. The parties agree to use good faith efforts to choose arbitrators with appropriate qualifications in relation to the Unresolved Dispute in question. Such qualifications may include, but are not limited to, expertise in patent law, medicinal chemistry, and/or pharmaceutical product development (including clinical development and regulatory affairs). The arbitration shall be held in New York City, unless the parties agree to conduct the arbitration in another location, and at least one of the arbitrators shall be an independent expert in pharmaceutical product development. The arbitrators shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the parties must expend for discovery; provided the arbitrators shall permit such discovery as they deem necessary to permit an equitable resolution of the dispute. The arbitrators will apply the laws of the State of New York in any arbitration, except in relation to patents or other forms of Proprietary Rights, including but not limited to determination of inventorship of inventions, or issues relating to interpretation, enforcement, validity, or ownership of patents or other intellectual property rights, in which case the arbitrators shall apply the Federal laws of the United States.

   10.2   Final Award and Costs.  In any arbitration pursuant to this Article
          ---------------------
10, the award of the arbitrators shall be final and binding upon the parties and judgement upon the award may be entered in and enforced by any court of competent jurisdiction. The costs of the arbitration, including administrative and the third arbitrator's fees but excluding the fees of the two arbitrators selected by the parties, shall be shared equally by the parties. Each party shall bear its own costs and attorneys' and witness, fees and the fees of the arbitrator that it has selected. A disputed performance or suspended performance pending the resolution of the arbitration must be completed within thirty (30) days following the final decision of the arbitrators or such other reasonable period as the arbitrators determine in a written opinion. Any arbitration subject to this Article 10 shall be completed, to the extent reasonably possible in the light of all the circumstances, within one (1) year from the date of the original filing of the demand for such arbitration with the AAA.

   10.3   Confidentiality.  All arbitration proceedings under this Article 10
          ---------------
shall be confidential and the arbitrators may issue appropriate protective orders to safeguard the parties' Confidential Information. Except as required by law, neither party shall make (or instruct any arbitrator to make) any public announcement with respect to the proceedings or decisions of any arbitration without the prior written consent of the other party. The existence of any Unresolved Dispute, the submission of an Unresolved Dispute to arbitration pursuant to this Article 10, and any award by the arbitrators, shall be kept in confidence by the parties and the arbitrators, except as required in connection with the enforcement of such award or implementation of such decisions, as mutually agreed by the parties or as required by law.

   10.4   Interim Relief. This Article 10 shall not limit the rights of any
          --------------
party to seek in any court of competent jurisdiction interim relief, and only such interim relief, as may be needed to maintain the status quo or otherwise
                                                      ------ ---
protect the subject matter of the Unresolved Dispute and the arbitration until the arbitrators shall have been appointed and shall have had an opportunity to act.

                                  ARTICLE 11

                             TERM AND TERMINATION

   11.1   Term of the Agreement.  The term of this Agreement shall begin as of
          ---------------------
the Effective Date and shall continue in force for a period of twelve (12) months, extended annually for an additional twelve (12) months unless otherwise terminated earlier pursuant to this Article 11.

   11.2   Failure to Agree on Research Plan.  If the parties fail to agree upon
          ---------------------------------
and execute a Research Plan within three (3) months from the Effective Date of this Agreement, then either party may terminate this Agreement immediately by giving written notice to the other party to such effect.

   11.3   Right to Terminate.  Either party has the right to terminate the
          ------------------
Agreement, with or without cause, upon providing sixty (60) days prior written notice to the other party.

   11.4   Effect of Termination.
          ---------------------

          11.4.1    Accrued Rights and Obligations. Termination of this
                    ------------------------------
Agreement for any reason shall not release either party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination, nor preclude either party from pursuing any rights, indemnities and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

          11.4.2 Return of Materials. Upon any termination of this Agreement, 3DP and BIOCRYST shall promptly return to the other all Confidential Information received from the other party (except one copy of which may be retained solely for legal archival purposes, such copy to remain subject to the provisions of
Article 7 hereof).

          11.4.3 Survival. Articles 5, 6, 7, 8, 9, 10 and 2.11 and Sections 2.9, 2. 10 and 2.11 of this Agreement and any accrued rights of payment or causes of action shall survive the expiration or termination of this Agreement for any reason.


                                  ARTICLE 12

                                 MISCELLANEOUS

   12.1   Governing Laws.  Except as otherwise specified herein, this Agreement
          --------------
and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the state of New York, without reference to conflict of laws principles thereof.

   12.2   No Implied Licenses.  Only the licenses granted pursuant to the
          -------------------
express terms of this Agreement shall be of any legal force or effect. No other license rights shall be created by implication, estoppel or otherwise.

   12.3   Waiver. It is agreed that no waiver by either party hereto of any
          ------
breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

   12.4   Assignment. This Agreement shall not be assignable by either party to
          ----------
any Third Party without the written consent of the other party hereto, except either party may assign this Agreement, without such consent, to either (i) one of its Affiliates, or (ii) an entity that acquires all or substantially all of the business, assets or stock of such party to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise, provided, in each case, that the assignor remains liable for all of its obligations hereunder and for performance by the assignee. This Agreement shall be binding upon and accrue to the benefit of any permitted assignee, and any such assignee shall agree to perform the obligations of the assignor.

   12.5   Independent Contractors. The parties expressly agree that the
          -----------------------
relationship between them is that of independent contractors. The parties hereto shall not be deemed to be agents, partners or joint venturers of the other for any purpose as a result of this Agreement or the transactions contemplated hereby.

   12.6   Compliance. In connection with their respective activities under this
          ----------
Agreement, the parties and their Affiliates shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of right under this Agreement including, without limitations those applicable to the research, discovery, development, patent prosecution, manufacture, distribution, import and export and sale of any products pursuant to this Agreement.

   12.7   Export Control. The parties agree not to remove or export from the
          --------------
United States or re-export from anywhere any part of the Lead Compounds, BIOCRYST Compound Derivatives, Optimized Lead Compounds, Research Results, Development Candidates, or any direct product thereof to Afghanistan, the Peoples' Republic of China or any Group Q, S, W, Y or Z country (as specified in Supplement No. I to Section 770 of the U.S. Export Administration Regulations, or a successor thereto) or otherwise except in compliance with and with all licenses and approvals required under applicable export laws and regulations, including without limitation, those of the U.S. Department of Commerce.

   12.8   Notices. All notices, reports, consents, requests and other
          --------
communications hereunder shall be in writing and shall be personally delivered, sent by registered or certified mail, postage prepaid, or by facsimile (with proof of receipt and a confirmation copy sent by registered or certified mail, postage prepaid) or sent by overnight delivery service, in each case to the respective address specified below, or such other address as may be specified in writing to the other party hereto and shall be deemed to have been given upon receipt:


If to 3DP:                    3-Dimensional Pharmaceuticals, Inc.
                              665 Stockton Drive, Suite 104
                              Exton, PA 19341
                              U.S.A.
                              Attn:  Chief Executive Officer
                              Fax No.:  (610) 458-8258

with a copy to:               Morgan Lewis & Bockius LLP
                              2000 One Logan Square
                              Philadelphia, PA 19103
                              Attn:  David R. King, Esq.
                              Fax No.:  (215) 963-5299

BIOCRYST:                     BioCryst Pharmaceuticals, Inc.
                              2190 Parkway Lake Drive
                              Birmingham, AL  35244
                              Attn: President
                              Fax No.:  (205) 444-4640


With a copy to:               Brobeck, Phleger & Harrison LLP
                              1301 Avenue of the Americas,
                              ---------------------------
                              New York, New York 10019
                              Attn:  Richard R. Plumridge, Esq.
                              Fax No.: (212) 586-7878

   12.9   Severability.  In the event that any provision of this Agreement
          -------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, and the parties shall amend this

Agreement to the extent feasible to lawfully include the substance of the excluded term to as fully as possible realize the intent of the parties and their commercial bargain.

   12.10  SPECIAL, INCIDENTAL AND CONSEOUENTIAL DAMAGES. NEITHER PARTY WILL BE
          ----------------------------------------------
LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT EXCEPT FOR A BREACH OF ARTICLE 7.

   12.11  Force Majeure.  Neither party shall lose any rights hereunder or be
          --------------
liable to the other party for damages or losses or be deemed to have defaulted under or breached this Agreement on account of failure of performance by the defaulting party if the failure is occasioned by war, acts of war (whether declared or not), strike, insurrections, riots, civil commotions, fire, act of god, earthquake, flood, lockout or other labor disturbances, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the non-performing party and such party has exerted all commercially reasonable efforts to avoid and remedy such force majeure; provided, however, that in no event shall a party be
                           --------  -------
required to settle any labor dispute or disturbance.

   12.12  Entire Agreement.  This Agreement and the Exhibits attached hereto
          -----------------
constitute the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of the parties.

   12.13  Headings.  The captions to the several Articles and Sections hereof
          --------
are not a part of this Agreement, but are included merely for convenience of reference and location only and shall not affect its meaning or interpretation.

   12.14  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Research Collaboration Agreement to be duly executed by their authorized representatives and delivered in duplicate originals as of the Effective Date.

3-DIMENSIONAL                         BIOCRYST
PHARMACEUTICALS, INC.                 PHARMACEUTICALS, INC.

By:/s/ Thomas P. Stagnaro             By:/s/ Charles E. Bugg
   --------------------------------      ------------------------------------
Name:        Thomas P. Stagnaro       Name:    Charles E. Bugg
     ------------------------------        ----------------------------------
Title: President and CEO              Title: Chairman, President and CEO
       ----------------------------          --------------------------------

                                                                  DRAFT 10/17/96
                                   EXHIBIT A


                                     [**]




**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   EXHIBIT B


                                      [**]




**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   EXHIBIT C
               Initial Representatives on the Research Committee
               -------------------------------------------------

1.   Initial Representatives of 3DP:
     ------------------------------

     [**]

2.   Initial Representatives of BIOCRYST
     -----------------------------------

     [**]


**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   EXHIBIT D

                            Third Party Obligations
                            -----------------------

                                      [**]




**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   [Exhibit]


                                      [**]




**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

              Amendment No. 1 to Research Collaboration Agreement
              ---------------------------------------------------

     THIS IS AMENDMENT NO. 1 TO RESEARCH COLLABORATION AGREEMENT effective as of October 18,1996 between 3-Dimensional Pharmaceuticals, Inc., a Delaware corporation ("3DP"), and BIOCRYST Pharmaceuticals, Inc., a Delaware corporation ("BioCryst").

                                   Background
                                   ----------

     WHEREAS, 3DP and BioCryst are parties to a Research Collaboration Agreement dated October 18, 1996 (the "Agreement"), and WHEREAS, the parties desire to amend the Agreement as set forth below.

     NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual promises and covenants contained herein, the parties agree as follows:

                                     Terms
                                     -----

1.   Amendment of Agreement
     ----------------------

     1.1 The Agreement is hereby amended by adding Sections 1.6a, 1.10a, 2.2.1(i), 2.2.2(g), 3.6, 4.4 and 4.5 to read in full as follows:

             1.6a  "BIOCRYST Library" shall mean any chemical compound library
                    ----------------
             developed by or on behalf of BIOCRYST independently of the Research Program for activity outside the Field using BIOCRYST Technology and excluding Focused Libraries.

             1.10a "Counter Screening Targets" shall mean those enzymes and
                    -------------------------
             proteins set forth in Exhibit E, as amended from time to time in accordance with Section 4.5.

             2.2.1

                    (i) at the sole discretion of BIOCRYST, selecting and screening compounds contained in BIOCRYST Libraries to discover Lead Compounds or to develop structure-activity relationships.

             2.2.2

                    (g) at the sole discretion of 3DP, selecting and screening 3DP Compounds to discover Lead Compounds or to develop structure-activity relationships.

               3.6  Materials Transfer Agreement. Any 3DP Compounds which do
                    ----------------------------
               not meet the criteria for Lead Compounds, but which are identified by the Research Committee for further study to develop structure-activity relationships may, with 3DP's consent, be transferred to BIOCRYST for further study. Such transferred 3DP Compounds will be transferred and tested pursuant to the Materials Transfer Agreement in the form of Exhibit F hereto and executed by the parties herewith. Compounds contained in BioCryst Libraries which do not meet the criteria for Lead Compounds, but which are identified by the Research Committee for screening or for further study to develop structure-activity relationships may, with BioCryst's consent, be transferred from BIOCRYST to 3DP for further study. Such transferred compounds will be transferred and tested pursuant to the Materials Transfer Agreement in the form of Exhibit G hereto and executed by the parties herewith.

               4.4 Both parties agree that their respective research outside of the Field may identify compounds which also have activity within the Field and that such research does not violate the exclusivity commitment set forth in section 4.1 or 4.2.

               4.5 Either party may amend Exhibit E to add a new Counter Screening Target by written notice to the other, provided that such amendment shall have no effect on any rights under this Agreement which arose prior to such amendment, including without limitation any rights relating to any Research Results, Lead Compounds, Optimized Lead Compounds, BIOCRYST Compound Derivatives or Research Program Inventions that were conceived, identified, isolated, created or first reduced to practice prior to the date of such notice.

     1.2 The Agreement is hereby amended by adding Exhibits E, F, and G thereto in the form attached hereto.

     1.3 The Agreement is hereby amended by amending and restating Sections 1.9, 1.12, 2.4 and 5.1 to read in full as follows:

               1.9  "Confidential Information" means all non-public, proprietary
                     ------------------------
               or otherwise confidential information, now owned, licensed or controlled or hereafter acquired, developed, owned, licensed or controlled by a disclosing party or any of its Affiliates during the Term of this Agreement and which is disclosed in writing or (if disclosed orally) confirmed in writing and marked "confidential". Confidential Information shall include, but not be limited to: (i) BIOCRYST Libraries, BIOCRYST Compounds and BIOCRYST Technology; (ii) the 3DP Libraries, the 3DP Compounds and the 3DP Technology; (iii) Focused Libraries and Research Results; (iv) Lead Compounds, BIOCRYST Compound Derivatives, Optimized Lead Compounds, and Development Candidates; and (v) Products prior to their first commercial sale.

               1.12  "Field" Shall mean [**]
                      -----

               2.4   BIOCRYST Compounds, BIOCRYST Libraries and BIOCRYST
                     ---------------------------------------------------
               Technology. 3DP acknowledges that BIOCRYST (i) has previously
               ----------
               expended substantial financial and research resources in relation to its work in the Field, the BIOCRYST Libraries and the BIOCRYST Technology that exists as of the Effective Date, (ii) has identified the BIOCRYST Compounds and (iii) has an on-going research, development and commercialization program in relation to the BIOCRYST Compounds in the FIELD which BIOCRYST shall be conducting independently of the arrangements under this Agreement. Notwithstanding any other provisions of this Agreement to the contrary, the parties agree that BIOCRYST shall be free to (a) conduct its independent research, development and commercialization program in the FIELD in relation to BIOCRYST Compounds using BIOCRYST Technology, (b) research, develop and commercialize BIOCRYST Compounds and any product or service based thereon in the Field, without restriction, reference or payment to 3DP, (c) conduct any independent research, development and commercialization program outside the Field in relation to BIOCRYST Compounds, the BIOCRYST Libraries and BIOCRYST Technology and (d) research, develop and commercialize BIOCRYST Compounds, the BIOCRYST Libraries and BIOCRYST Technology and any product or service based thereon outside the FIELD, without restriction, reference or payment to 3DP.


**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

               5.1  Retained Rights.  The parties agree that they shall each
                    ---------------
               separately retain all their respective rights, title and interest in relation to any Invention, technology, know-how, compound, product, process, information or Proprietary Right which they either (i) held prior to the Effective Date or (ii) they conceive, identify, isolate, create, first reduce to practice, license or acquire entirely independently of the Research Program (which shall be subject to reasonable documented verification). Nothing contained herein shall be deemed to create a license or right under any of the foregoing for purposes outside the scope of the Research Program, including without limitation, the development and commercialization of Development Candidates. The parties specifically agree that, subject to the licenses granted herein, (i) BIOCRYST shall retain all right, title and interest (including, but not limited to any Proprietary Rights) that BIOCRYST holds in relation to BIOCRYST Compounds, BIOCRYST Libraries and BIOCRYST Technology and (ii) 3DP shall retain all right, title and interest (including, but not limited to, any Proprietary Rights) that 3DP holds in relation to the 3DP Compounds, 3DP Libraries and 3DP Technology. 3DP shall retain full right, title and interest in any 3DP Compounds that have activity outside the Field which have been tested within the Field solely to establish the potential of side-effects.
               BIOCRYST shall retain full right, title and interest in any BioCryst Compounds having activity outside the Field which have been tested within the Field solely to establish the potential for side-effects.

     1.4 The Agreement is hereby amended by amending and restating Exhibit B in the form attached hereto.

2.   Miscellaneous.
     -------------

     2.1  Governing Law; Parties in Interest.  This Amendment shall be governed
          ----------------------------------
by the laws of the State of Delaware, without regard to the conflicts of laws thereof, and shall bind and inure to the benefit of the parties hereby and their respective successors and assigns.

     2.2  Counterparts.  This Amendment may be executed simultaneously in two or
          ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.3  Full Force and Effect.  Except as expressly set forth herein, the
          ---------------------
Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date written below.

                              3-DIMENSIONAL PHARMACEUTICALS, INC.



                              By:    /s/ F. Raymond Salemme
                                 --------------------------------

                              Dated: June 18, 1999
                                    -----------------------------



                              BIOCRYST PHARMACEUTICALS, INC.


                              By:    /s/ Charles E. Bugg
                                   ------------------------------

                              Dated: June 18, 1999
                                    -----------------------------

                                   EXHIBIT B


                                     [**]




**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   EXHIBIT E


                                     [**]




**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   EXHIBIT F

                         MATERIALS TRANSFER AGREEMENT
                         ----------------------------


     This MATERIALS TRANSFER AGREEMENT ("MTA"), is made by and between 3DIMENSIONAL PHARMACEUTICALS, INC. ("3DP"), a corporation having its principal place of business at Eagleview Corporate Center, 665 Stockton Drive, Suite 104, Exton, Pennsylvania 19341, and BIOCRYST PHARMACEUFICALS, INC. (THE RECIPIENT), A Delaware corporation having a principal place of business at 2190 Parkway Lake Drive, Birmingham, Alabama 35244.

                                   RECITALS
                                   --------


     WHEREAS, 3DP and RECIPIENT are parties to the Research Collaboration Agreement dated October 18, 1996, as amended ("the Agreement"). WHEREAS the parties desire to set forth herein the terms and conditions under which 3DP may transfer to RECIPIENT certain 3DP compounds pursuant to Section 3.6 of the Agreement. Capitalized terms used herein without definition have the meaning set forth in the Agreement.

                                   AGREEMENT
                                   ---------

     1.00 Definitions. As used in this Materials Transfer Agreement, the
          -----------
following terms shall have the following meanings:

     1.01 "Effective Date" means the date hereof.

     1.02 "Compound" means any 3DP Compound transferred to RECIPIENT by 3DP after June 1, 1999 pursuant to Section 3.6 of the Agreement and identified as such by 3DP in writing.

     1.03 "Experimental Tests" shall mean any test performed an a Compound by RECIPIENT. Such tests consist only of:

          a.   [**]

          b.   [**]

          c.   Other assays or experiments identified by the Research Committee.



**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately With the Commission.

Experimental tests performed by RECIPIENT shall be limited to those listed above in this Section 1.03. Under no circumstances shall RECIPIENT conduct any other Experimental Tests an a Compound, including, but not limited to, tests related to determining the chemical composition of such Compound.

     1.04 "Technology" means all technical information, developments, data, results, formulae and processes relating to any Compound that result from RECIPIENT's tests of such Compound.

     2.00 Transfer of Material.  RECIPIENT agrees to protect the confidentiality
          --------------------
of any Compound and any Technology resulting from the testing of such Compound as provided in Article 4.00.

     2.01 RECIPIENT agrees to return any and all of the remaining sample of any Compounds upon termination of the Agreement.

     3.00 Data and Documents
          ------------------

     3.01 Access to Compound. Access to the Compound will be limited and controlled. RECIPIENT shall provide to 3DP upon written request a list of the names of all access to any such Compound and the dates of such access.

     3.02 Access to Documents Relating to Compound. Access to documents relating to any Compound will be limited and controlled. Such documents will be clearly marked m the face thereof with an appropriate indication of their confidential status. As noted below in Paragraph 4.00, RECIPIENT may retain one copy of all documents relating to such for archive purposes. The obligations specified in this paragraph continue with respect to the archive copy of the documents retained by RECIPIENT.

     3.03 Testing Relating to Compound. RECIPIENT shall provide to 3DP a summary of each experiment or test performed on any Compound, the person performing such experiment or test, the date of such experiment or test, and the quantities of such Compound used in the experiment or test. 3DP shall keep this information confidential as provided in Article 4.00.

     3.04 Return of Compound and Documents Relating to Compound. When this MTA is terminated, RECIPIENT agrees to return all unused samples of Compound and all documents relating to such Compound, including all copies of such documents, to 3DP, provided, however, that RECIPIENT may retain one copy of all documents relating to such Compounds for archive purposes. RECIPIENT agrees to continue to maintain the confidentiality of the documents relating to any such Compounds as provided by Article 4.00.

     4.00 Confidentiality and Ownership of Proprietary Information.
          --------------------------------------------------------
Notwithstanding anything to the contrary set forth herein, 3DP and RECIPIENT agree to maintain the confidentiality of all of the other party's Confidential Information, provided or generated in connection with this MTA and each party will promptly return to the other party all copies of written materials, whether secret or otherwise, which have been so provided or generated except for one archive copy. 3DP and RECIPIENT further agree that they will not use such information or disclose it to third parties, except within the scope of this MTA. Upon termination of this MTA, this obligation will continue for a period of five (5) years from the date of termination. For the purposes of this MTA, Confidential Information shall mean all nonpublic, proprietary or otherwise confidential information, now owned, licensed or controlled or hereafter acquired, developed, owned, licensed or controlled by a disclosing party during the term of this MTA and which is disclosed in writing or (if disclosed orally) confirmed in writing and marked "Confidential". Confidential Information may include, but is not limited to: (i) chemical compounds; (ii) Technology; and
(iii) the existence and details of this MTA. Ownership of all Technology and related intellectual property rights created under this MTA shall be governed the Terms of the Agreement. Information will not be considered Confidential Information hereunder that:

          a.   is publicly known when disclosed by the disclosing party;
          b. later becomes publicly known without fault of the receiving party;
          c. is known by the receiving party before disclosure by the disclosing party
          d. is independently discovered by the receiving party without use of the confidential information; or
          e.   is required to be disclosed by court order or regulation.

     5.00 Warranty
          --------

     5.01 3DP warrants to RECIPIENT that it has the lawful right to transfer samples of Compound.

     5.02 Nothing in this MTA:

          a. is a warranty or representation that anything made, used, sold, or offered for sale under any license from 3DP is or will be free from infringement of patents of third parties;

          b. is an obligation to bring or prosecute actions or suits against third parties for patent infringement.

     6.00 Term and Termination of MTA
          ---------------------------

     6.01 The term of this MTA shall commence on the Effective Date.

     6.02 This MTA will terminate upon termination of the Agreement, provided that the provisions of Section 3.04 and 4.00 will survive such termination.

     7.00 Miscellaneous
          -------------

     7.01 Notices
          -------

          (a) All notices to, demands, consents, or communications which any party may desire or may be required to give to the other must be in writing, shall be effective upon receipt in the United States after having been sent by registered or certified mail or sent by facsimile transmission. Receipt shall be presumed on the date of proper transmission as to facsimile transmissions and otherwise within three (3) days as to notices given within the United States.

          (b) Any notice required or permitted by this MTA shall be addressed to the Party in question as follows:

               If to 3DP:          3-Dimensional Pharmaceuticals, Inc.
                                   Eagleview Corporate Center
                                   665 Stockton Drive, Suite 104
                                   Exton, PA 19341
                                   Attention: Chief Executive Officer

               If to RECIPIENT:    BioCryst Pharmaceuticals Inc.
                                   2190 Parkway Lake Drive
                                   Birmingham, AL 35244
                                   Attention: Chief Executive Officer

or to such other address or addresses as may from time to time be given in writing by either party to the other pursuant to the terms hereof.

7.02 Sole Agreement.  This MTA constitutes and embodies the entire Agreement
     --------------
between the Parties with respect to the subject matter hereof, and supersedes all previous agreements, understandings, negotiations, discussions, offers and acceptances with respect to such matter. This MTA may not be modified except in writing signed by authorized representatives of both parties and may not be assigned by either party without the written consent of the other, which consent shall not be unreasonably withheld or delayed.

7.03 Severability.  Any of the provisions of this MTA which are determined to be
     ------------
invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or unenforceability of any of the terms of the MTA in any other jurisdiction.

7.04 No Third Party Benefits.  Nothing in this MTA, express or implied, is
     -----------------------
intended to confer on any person other than the parties hereto or their permitted assigns, any benefits, rights or remedies.

7.05 Governing Law.  This MTA shall be governed by Delaware law.
     -------------

7.06 No Waiver.  A waiver by either party of a breach or violation of any
     ---------
provision of this MTA will not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision of this MTA.

7.07 Headings.  Any headings and captions included herein are for convenience of
     --------
reference only and shall not be used to construe this MTA.

7.08 Consequential Damages.  Neither party shall be liable for any or damage
     ---------------------
arising out of or resulting from anything made available hereunder, or for the exercise by the other party of any rights granted hereunder, nor be liable to the other party for consequential damages under any circumstances.

7.09 Agency.  This MTA does not constitute either party hereto the agent of the
     ------
other party for any purpose whatsoever, nor does either party thereto have the right or authority to assume, create, or incur any liability of any kind, express, or implied, against or in the name or on behalf of the other party.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date written below.

                                             3-DIMENSIONAL PHARMACEUTICALS, INC.



                                             By:   /s/ F. Raymond Salemme
                                                 -------------------------------

                                             Dated: June 18, 1999
                                                   -----------------------------



                                             BIOCRYST PHARMACEUTICALS, INC.


                                             By:   /s/ Charles E. Bugg
                                                 -------------------------------

                                             Dated: June 18, 1999
                                                   -----------------------------

                                   EXHIBIT G
                         MATERIALS TRANSFER AGREEMENT
                         ----------------------------

     This MATERIALS TRANSFER AGREEMENT ("MTA"), is made by and between, BIOCRYST PHARMACELMCALS, INC. ("BIOCRYST"), a Delaware corporation having a principal place of business at 2190 Parkway Lake Drive, Birmingham, Alabama 35244, and 3-DIMENSIONAL PHARMACEUTICALS, INC. (THE RECIPIENT), a corporation having its principal place of business at Eagleview Corporate Center, 665 Stockton Drive, Suite 104, Exton, Pennsylvania 19341.

                                   RECITALS
                                   --------

     WHEREAS, BioCryst and RECIPIENT are parties to the Research Collaboration Agreement dated October 18, 1996, as amended ("the Agreement"). WHEREAS the parties desire to set forth herein the terms and conditions under which BioCryst may transfer to RECIPIENT certain compounds pursuant to Section 3.6 of the Agreement. Capitalized terms used herein without definition have the meaning set forth in the Agreement.

                                   AGREEMENT
                                   ---------

     1.00 Definitions.  As used in this Materials Transfer Agreement, the
          -----------
following terms shall have the following meanings:

     1.01 "Effective Date" means the date hereof.

     1.02 "Compound" means any compound transferred to RECIPIENT by BioCryst after June 1, 1999 pursuant to Section 3.6 of the Agreement and identified as such by BioCryst in writing.

     1.03 "Experimental Tests" shall mean any test performed an a Compound by RECIPIENT. Such tests consist only of:

          a.   [**]
          b.   [**]
          c.   Other assays or experiments identified by the Research Committee.

Experimental tests performed by RECIPIENT shall be limited to those listed above in this Section 1.03. Under no circumstances shall RECIPIENT conduct any other Experimental Tests on a Compound, including, but not limited to, tests related to determining the chemical composition of such Compound.

     1.04 "Technology" means all technical information, developments, data, results, formulae and processes relating to any Compound that result from RECIPIENT's tests of such Compound.



**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately With the Commission.

     2.00 Transfer of Material.  RECIPIENT agrees to protect the confidentiality
          --------------------
of any Compound and any Technology resulting from the testing of such Compound as provided in Article 4.00.

     2.01 RECIPIENT agrees to return any and all of the remaining sample of any Compounds upon termination of the Agreement.

     3.00 Data and Documents
          ------------------

     3.01 Access to Compound. Access to Compound will be limited and controlled. RECIPIENT shall provide to BIOCRYST upon written request a list of the names of all persons having access to any such Compound and the dates of such access.

     3.02 Access to Documents Relating to Compound. Access to documents relating to any Compound will be limited and controlled. Such documents will be clearly marked on the face thereof with an appropriate indication of their confidential status. As noted below in Paragraph 4.00, RECIPIENT may retain one copy of all documents relating to such Compound for archive purposes. The obligations specified in this paragraph continue with respect to the archive copy of the documents retained by RECIPIENT.

     3.03 Testing Relating to Compound. RECIPIENT shall provide to BIOCRYST a summary of each experiment or test performed on any Compound, the person performing such experiment or test, the date of such experiment or test, and the quantities of such Compound used in the experiment or test. BIOCRYST shall keep this information confidential as provided in Article 4.00.

     3.04 Return of Compound and Documents Relating to Compound. When this MTA is terminated, RECIPIENT agrees to return all unused samples of Compound and all documents relating to such Compound, including all copies of such documents, to BIOCRYST, provided, however, that RECIPIENT may retain one copy of all documents relating to such Compounds for archive purposes. RECIPIENT agrees to continue to maintain the confidentiality of the documents relating to such Compounds as provided by Article 4.00.

     4.00 Confidentiality and Ownership of Proprietary Information.
          --------------------------------------------------------
Notwithstanding anything to the contrary set forth herein, BIOCRYST and RECIPIENT agree to maintain the confidentiality of all of the other party's Confidential Information, provided or generated in connection with this MTA and each party will promptly return to the other party all copies of written materials, whether secret or otherwise, which have been so provided or generated except for one archive copy. BIOCRYST and RECIPIENT further agree that they will not use such information or disclose it to third parties, except within the scope of this MTA. Upon termination of this MTA, this obligation will continue for a period of five (5) years from the date of termination. For the purposes of this MTA, Confidential Information shall mean all nonpublic, proprietary or otherwise confidential information, now owned, licensed or controlled or hereafter acquired, developed, owned, licensed or controlled by a disclosing party during the term of this MTA and which is disclosed in writing or (if disclosed orally) confirmed in writing and marked "Confidential". Confidential Information may include, but is not limited to: (i) chemical compounds; (ii) Technology; and (iii) the existence and details of this MTA. Ownership of all Technology and related intellectual property rights created under this MFA shall be governed by the Terms of the Agreement. Information will not be considered Confidential Information hereunder that:

          a.   is publicly known when disclosed by the disclosing party;
          b. later becomes publicly known without fault of the receiving party;
          c. is known by the receiving party before disclosure by the disclosing party
          d. is independently discovered by the receiving party without use of the confidential information; or
          e.   is required to be disclosed by court order or regulation.

     5.00 Warranty
          --------

     5.01 BIOCRYST warrants to RECIPIENT that it has the lawful right to transfer samples of Compound.

     5.02 Nothing in this MTA:

          a. is a warranty or representation that anything made, used, sold, or offered for sale under any license from BIOCRYST is or win be free from infringement of patents of third parties;

          b. is an obligation to bring or prosecute actions or suits against third parties for patent infringement.

     6.00 Term and Termination of MTA
          ---------------------------

     6.01 The term of this MTA shall commence on the Effective Date.

     6.02 This MTA will terminate upon termination of the Agreement, provided that the provisions of Section 3.04 and 4.00 will survive such termination.

     7.00 Miscellaneous
          -------------

     7.01 Notices
          -------

          (a) All notices to, demands, consents, or communications which any party may desire or may be required to give to the other must be in writing, shall be effective upon receipt in the United States after having been sent by registered or certified mail or sent by facsimile transmission. Receipt shall be presumed on the date of proper transmission as to facsimile transmissions and otherwise within three (3) days as to notices given within the United States.

          (b) Any notice required or permitted by this MTA shall be addressed to the Party in question as follows:

               If to BIOCRYST:    BioCryst Pharmaceuticals Inc.
                                  2190 Parkway Lake Drive
                                  Birmingham, AL 35244
                                  Attention: Chief Executive Officer

               If to RECIPIENT:   3-Dimensional Pharmaceuticals, Inc.
                                  Eagleview Corporate Center
                                  665 Stockton Drive, Suite 104
                                  Exton, PA 19341
                                  Attention: Chief Executive Officer:

or to such other address or addresses as may from time to time be given in writing by either party to the other pursuant to the terms hereof.

          7.02 Sole Agreement.  This MTA constitutes and embodies the entire
               --------------
Agreement between the Parties with respect to the subject matter hereof, and supersedes all previous agreements, understandings, negotiations, discussions, offers and acceptances with respect to such subject matter. This MTA may not be modified except in writing signed by authorized representatives of both parties and may not be assigned by either party without the written consent of the other, which consent shall not be unreasonably withheld or delayed.

          7.03 Severability.  Any of the provisions of this MTA which are
               ------------
determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or unenforceability of any of the terms of the MTA in any other jurisdiction.

          7.04 No Third Party Benefits.  Nothing in this MTA, express or
               -----------------------
implied, is intended to confer on any person other than the parties hereto or their permitted assigns, any benefits, rights or remedies.

          7.05 Governing Law. This MTA shall be governed by Delaware law.
               -------------

          7.06 No Waiver.  A waiver by either party of a breach or violation of
               ---------
any provision of this MTA will not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision of this MTA.

          7.07 Headings.  Any headings and captions included herein are for
               --------
convenience of reference only and shall not be used to construe this MTA.

          7.08 Consequential Damages.  Neither party shall be liable for any
               ---------------------
consequence or damage arising out of or resulting from anything made available hereunder, or for the exercise by the other party of any rights granted hereunder, nor be liable to the other party for consequential damages under any circumstances.

          7.09 Agency.  This MTA does not constitute either party hereto the
               ------
agent of the other party for any purpose whatsoever, nor does either party thereto have the right or authority to assume, create, or incur any liability of any kind, express, or implied, against or in the name or on behalf of the other party.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date written below.

                                             3-DIMENSIONAL PHARMACEUTICALS, INC.



                                             By:   /s/ F. Raymond Salemme
                                                  -----------------------------

                                             Dated: June 18, 1999
                                                    ---------------------------



                                             BIOCRYST PHARMACEUTICALS, INC.


                                             By:   /s/ Charles E. Bugg
                                                  -----------------------------

                                             Dated: June 18, 1999
                                                    ---------------------------